Exhibit 99.5

STOCK ORDER FORM

MAGNOLIA BANCORP, INC.

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o Keefe, Bruyette & Woods
305 Madison Ave, 2nd Floor
Morristown, NJ 07960
1-(877) 643-8217

For Internal Use Only

BATCH #______ ORDER #______ PRIORITY #______
REC'D______ C______

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 1:00 p.m., Central Time, on ______, 2024. Subscription rights will become void after the deadline. Stock Order Forms can be delivered **by paying for overnight delivery to the Stock Information Center address listed on this form,** by hand- delivery to Mutual Savings and Loan Association's main office at 2900 Clearview Parkway, Metairie, Louisiana, or by using the Stock Order Reply Envelope provided. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this form to our other office. Do not mail Stock Order Forms to Mutual Savings and Loan Association. Faxes or copies of this form will not be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES		SUBSCRIPTION PRICE PER SHARE		(2) TOTAL PAYMENT DUE
	X	$10.00	=	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 5.0% of the shares of common stock sold in the offering (41,687 shares at the maximum of the offering range). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order, from the purchaser, made payable to **Magnolia Bancorp, Inc.** in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Mutual Savings and Loan Association deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. **IRA and other retirement accounts held at Mutual Savings and Loan Association and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	Mutual Savings and Loan Association Deposit Account Number	Withdrawal Amount(s)
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors of Mutual Savings and Loan Association with aggregate balances of at least $50 at the close of business on December 31, 2022.
b. ☐ Depositors of Mutual Savings and Loan Association with aggregate balances of at least $50 at the close of business on September 30, 2024.
c. ☐ Depositors of Mutual Savings and Loan Association at the close of business on October 31, 2024.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the ***first*** box that applies to this order:

d. ☐ You are a resident of Jefferson and St. Tammany Parishes in Louisiana and the following adjacent parishes in Louisiana: Lafourche, Orleans, Plaquemines, St. Charles, St. John the Baptist, Tangipahoa and Washington.
e. ☐ You are placing an order in the Community Offering, but (d) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit Account Title (Name(s) on Account)	Mutual Savings and Loan Association Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Magnolia Bancorp, Inc. or Mutual Savings and Loan Association:
☐ Director ☐ Officer ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. ***(continued on reverse side of this form)***

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/ Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

☐ Individual ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*
☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust - Under Agreement Dated ______ ☐ Other______

FOR TRUSTEE/BROKER USE ONLY:
☐ IRA (SSN of Beneficial Owner)____-____-____

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) before 1:00 p.m., Central Time, on December 17, 2024; otherwise, this form and all subscription rights will be void. **(continued on reverse side of this form)**

⬅ ORDER NOT VALID UNLESS SIGNED ➡

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

MSLA-SOF (over)

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1)  any corporation or organization (other than Mutual Savings and Loan Association, Magnolia Bancorp, Inc. or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial shareholder; (2)  any trust or other estate (excluding any employee benefit plans of Mutual Savings and Loan Association or Magnolia Bancorp, Inc.) in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3)  any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director or senior officer of Mutual Savings and Loan Association or Magnolia Bancorp, Inc. The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, as well as knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding. When persons act together for such purpose, their group is deemed to have acquired their stock. A person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan of Mutual Savings and Loan Association or Magnolia Bancorp, Inc. will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Directors of Magnolia Bancorp, Inc. and Mutual Savings and Loan Association are not treated as associates of each other or acting in concert solely because of their membership on the boards of directors. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons with the same address, whether or not related, and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be deemed to be acting in concert with each other. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Magnolia Bancorp, Inc., this Stock Order Form may not be modified or canceled without Magnolia Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 5.0% of the shares of common stock sold in the offering for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and the Prospectus dated November 8, 2024. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY MUTUAL SAVINGS AND LOAN ASSOCIATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency. Please read the terms and conditions described in the Prospectus dated November 8, 2024, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Magnolia Bancorp, Inc. in the “Risk Factors” section, beginning on page 14. Risks include, but are not limited to the following: Risks Related to Our Profitability 1. We had a net loss in 2022 and in the first half of 2024. 2. We might not return to sustained profitability in the near future. 3. We believe we will need to hire additional loan officers and grow our loan portfolio before we can return to sustained profitability, which will take time and increase our non-interest expense in the short term. 4. Our loan portfolio has declined in recent years, and there can be no assurance that we will achieve our plans to grow in size, which would adversely affect our ability to return to profitability. 5. The cost of additional finance and accounting systems, procedures, compliance and controls needed to satisfy our new public company reporting requirements will increase our expenses. 6. We expect we will need to hire additional accounting personnel following completion of the conversion, which will increase our expenses. 7. Because our Chief Financial Officer has announced her planned departure, our ability to provide financial reports in a timely manner will depend upon how well her replacement performs. 8. Our stock-based benefit plans will increase our expenses and reduce our income. Risks Related to Our Lending Activities 9. Our concentration of residential mortgage loans exposes us to increased lending risks. 10. Our residential construction loans involve credit risks that could adversely affect our financial condition and results of operations. 11. Our home equity lines of credit involve credit risks that could adversely affect our financial condition and results of operations. 12. Our intent to increase our commercial real estate loan portfolio involves credit risks that could adversely affect our financial condition and results of operations. 13. Our intent to increase our multi-family residential loans involves credit risks that could adversely affect our financial condition and results of operations. 14. If our allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease. 15. The high cost of property and flood insurance in our market area has had an adverse effect on mortgage loan demand in our market area. 16. We are subject to environmental liability risk associated with lending activities or properties we own. Risks Related to Market Interest Rates 17. Prevailing high market interest rates have reduced our profits and asset values. Risks Related to Economic Conditions 18. We may be adversely affected by weakness in the U.S. housing market. 19. Inflation can have an adverse impact on our business and on our customers. 20. We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations. 21. Hurricanes and other adverse weather events could have a material adverse effect on our business and results of operations and have significantly increased property insurance premiums in recent periods. 22. St. Tammany Parish is subject to repeated flooding that could adversely affect the homes that secure our loans in St. Tammany Parish. 23. A worsening of economic conditions could reduce demand for our products and services and/or increase our level of non-performing loans, which could adversely affect our financial condition and results of operations. Risks Related to Competitive Matters 24. Strong competition within our market area may limit our growth and profitability. 25. Our small size makes it more difficult for us to compete. 26. We currently do not offer mobile banking, online banking or telephone banking. Risks Related to Operational Matters 27. Our funding sources may prove insufficient to replace deposits at maturity and support our future growth. 28. Our largest depositor held 24% of our total deposits at June 30, 2024, and a loss or material reduction in this deposit relationship could adversely affect our liquidity and results of operations. 29. We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches. 30. Our Board of Directors relies to a large degree on management and outside consultants in overseeing cybersecurity risk management. 31. We depend on our management team to implement our business strategy and execute successful operations, and we could be harmed by the loss of their services. 32. Because of our small number of employees, management succession planning is critical to our future success. 33. We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance. 34. We are subject to litigation risk, and any future litigation may have an adverse effect on our business, financial condition and results of operations. Risks Related to Laws and Regulations 35. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations. 36. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 37. Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations. 38. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. 39. We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors. Risks Related to Accounting Matters 40. We have identified material weaknesses in our internal control over financial reporting with respect to various matters, including our allowance for credit losses. If we are unable to remediate them, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may be unable to accurately or timely report our financial condition or results of operations, which may adversely affect our business. 41. Our small number of employees makes it difficult to fully segregate duties within the finance and accounting functions to maintain effective internal controls. 42. Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results. 43. Changes in accounting standards could affect reported earnings. Risks Related to the Stock Offering 44. Because we will have a high capital level after the completion of the conversion, we expect our return on equity to be low following the conversion, which could negatively affect the trading price of our shares of common stock. 45. The future price of our shares of common stock may be less than the $10.00 purchase price per share in the stock offering. 46. A significant percentage of our common stock will be held by our directors and executive officers and benefit plans. 47. There will be a limited trading market in our common stock, which could hinder your ability to sell our common stock and may lower the market price of the stock. 48. You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of any changes in the stock price immediately following the stock offering. 49. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock. 50. If we are unable to meet our public reporting obligations in a timely and satisfactory manner, our business and stock price could be adversely affected. 51. The implementation of stock-based benefit plans may dilute your ownership interest. Historically, shareholders have approved these stock-based benefit plans. 52. We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs. 53. Our stock value may be negatively affected by applicable regulations that restrict stock repurchases. 54. Various factors may make takeover attempts more difficult to achieve. 55. You may not revoke your decision to purchase Magnolia Bancorp common stock in the subscription offering or in any community offering after you send us your stock order form. 56. The distribution of subscription rights could have adverse income tax consequences. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. MSLA-SOF STOCK ORDER FORM – SIDE 2 See Front of Stock Order Form

MAGNOLIA BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) 643-8217 STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals on a single qualifying deposit account held jointly is 5.0% of the shares of common stock sold in the offering (30,812 and 41,687 shares at the minimum and maximum of the offering range, respectively). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 5.0% of the shares of common stock sold in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable to Magnolia Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.01% per annum from the date payment is processed until the stock offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks as payment for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Mutual Savings and Loan Association deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the contractual rate until the stock offering is completed. There will be no early withdrawal penalty for withdrawal from a Mutual Savings and Loan Association certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Mutual Savings and Loan Association IRA or other retirement accounts. For guidance on using retirement funds, whether held at Mutual Savings and Loan Association or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the December 17, 2024 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all Mutual Savings and Loan Association deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings. Section (6) – Management. Check the box if you are a Mutual Savings and Loan Association or Magnolia Bancorp, Inc. director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, together with any associates or persons acting in concert, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. MSLA-SOI (over)

MAGNOLIA BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) 643-8217 STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform shareholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Mutual Savings and Loan Association at the close of business on December 31, 2022, September 30, 2024 or October 31, 2024. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Mutual Savings and Loan Association at the close of business on December 31, 2022, September 30, 2024 or October 31, 2024. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Mutual Savings and Loan Association at the close of business on December 31, 2022, September 30, 2024 or October 31, 2024. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the LA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-LA (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Mutual Savings and Loan Association at the close of business on December 31, 2022, September 30, 2024 or October 31, 2024. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Mutual Savings and Loan Association at the close of business on December 31, 2022, September 30, 2024 or October 31, 2024. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Mutual Savings and Loan Association at the close of business on December 31, 2022, September 30, 2024 or October 31, 2024. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please read the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 1:00 p.m., Central Time, on December 17, 2024. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address listed on the front of the Stock Order Form, by hand-delivery to Mutual Savings and Loan Association’s main office at 2900 Clearview Parkway, Metairie, Louisiana, or by using the enclosed postage paid Stock Order Reply Envelope. Hand-delivered Stock Order Forms will only be accepted at this location. You may not deliver this from to our other office. Please do not mail Stock Order Forms to Mutual Savings and Loan Association. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center at 1-(877) 643-8217, between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays. MSLA-SOI